UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2010

CF Industries Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32597	20-2697511
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Parkway North, Suite 400 Deerfield, IL	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 405-2400

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As reported on the Current Report on Form 8-K of CF Industries Holdings, Inc. (“CF Holdings”) filed with the SEC on April 7, 2010, on April 5, 2010:

•      CF Holdings, as a guarantor, and its wholly-owned subsidiary CF Industries, Inc. (“CF Industries”), as borrower, entered into a $1,750,000,000 senior Bridge Loan Agreement, dated as of April 5, 2010, with the lenders party thereto, Morgan Stanley Senior Funding, Inc. (“MSSF”), as agent for such lenders and as collateral agent, and MSSF as Lead Arranger and Book Runner (the “Bridge Loan Agreement”), which provides for multiple-draw bridge loans of up to $1,750,000,000 (the “Bridge Facility”); and

•      CF Holdings, as a guarantor, and CF Industries, as borrower, entered into a $2,300,000,000 senior Credit Agreement (the “Credit Agreement”), dated as of April 5, 2010, with the lenders party thereto, MSSF, as agent for such lenders and as collateral agent (the “Senior Agents”), MSSF and The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“Mitsubishi UFJ”), as Joint Lead Arrangers and Book Runners (collectively, the “Lead Arrangers”), and Morgan Stanley MUFG Loan Partners, LLC, as Global Coordinator, providing for (1) multiple-draw term loans (“Term Loans”) of up to $2,000,000,000 (collectively, the “Term Facility”) and (2) a revolving credit facility of up to $300,000,000 (the “Revolving Credit Facility”), subject to increase to up to $500,000,000 at the borrower’s option with the consent of the Lead Arrangers and the lenders providing the additional funds.

On April 15, 2010, as contemplated by the Credit Agreement, CF Industries and the Lead Arrangers agreed to increase the amount available to the borrower under the Revolving Credit Facility from $300,000,000 to $500,000,000.  This increase was effected in an Agreement Acknowledging Credit Agreement among CF Holdings, CF Industries and the Lead Arrangers, dated as of April 15, 2010 and filed as Exhibit 10.2 to this Current Report on Form 8-K (the “Senior Credit Facility Acknowledgment”). The Senior Credit Facility Acknowledgment also provided that the copy of the Credit Agreement attached thereto constituted the final executed Credit Agreement. These parties concurrently executed an Agreement Acknowledging Bridge Loan, dated as of April 15, 2010 and filed as Exhibit 10.1 to this Current Report on Form 8-K (the “Bridge Facility Acknowledgment”). Under the Bridge Facility Acknowledgment, the parties agreed that the copy of the Bridge Loan Agreement attached thereto constituted the final executed Bridge Loan Agreement.

In connection with the increase in the amount available to the borrower under the Revolving Credit Facility, MSSF, Mitsubishi UFJ and BMO Capital Markets were appointed as Joint Revolving Loan Lead Arrangers and Bank of Montreal, Wells Fargo Bank, N.A. and Natixis New York Branch were appointed as Co-Documentation Agents.

Item 8.01 Other Events.

On April 15, 2010, CF Holdings issued a press release announcing the pricing of its registered public offering of common stock. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The underwriters have fully exercised their over-allotment option to purchase an additional 1,685,394 shares of common stock in the offering.  CF Holdings intends to use the net proceeds from the offering, including the over-allotment option shares, to repay outstanding borrowings under its $1.75 billion senior secured bridge facility, which was used to fund cash requirements relating to CF Holdings’ acquisition of Terra Industries Inc. The common stock offering, including the over-allotment option shares, is expected to close on April 21, 2010, subject to customary closing conditions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1

Agreement Acknowledging Bridge Loan Agreement, dated as of April 15, 2010, by and between CF Industries Holdings, Inc., a Delaware corporation, CF Industries, Inc., a Delaware corporation, Morgan Stanley Senior Funding, Inc., and The Bank of Tokyo-Mitsubishi UFJ, Ltd.

10.2

Agreement Acknowledging Credit Agreement, dated as of April 15, 2010, by and between CF Industries Holdings, Inc., a Delaware corporation, CF Industries, Inc., a Delaware corporation, Morgan Stanley Senior Funding, Inc., and The Bank of Tokyo-Mitsubishi UFJ, Ltd.

99.1	Press release, dated April 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2010	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/ Douglas C. Barnard
	Name:	Douglas C. Barnard
	Title:	Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Agreement Acknowledging Bridge Loan Agreement, dated as of April 15, 2010, by and between CF Industries Holdings, Inc., a Delaware corporation, CF Industries, Inc., a Delaware corporation, Morgan Stanley Senior Funding, Inc., and The Bank of Tokyo-Mitsubishi UFJ, Ltd.

10.2

Agreement Acknowledging Credit Agreement, dated as of April 15, 2010, by and between CF Industries Holdings, Inc., a Delaware corporation, CF Industries, Inc., a Delaware corporation, Morgan Stanley Senior Funding, Inc., and The Bank of Tokyo-Mitsubishi UFJ, Ltd.

99.1	Press release, dated April 15, 2010